As filed with the Securities and Exchange Commission on April 16, 2004
                                                               Registration No.
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
            --------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
            --------------------------------------------------------
                            HUDSON CITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                           DELAWARE                                                     22-3640393
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

                              West 80 Century Road
                            Paramus, New Jersey 07652
                                  201-967-1900

          (Address, including Zip Code, of principal executive offices)

            --------------------------------------------------------

       HUDSON CITY BANCORP, INC. 2004 EMPLOYMENT INDUCEMENT STOCK PROGRAM

                            (Full title of the Plan)
            --------------------------------------------------------
                             Ronald E. Hermance, Jr.
                      President and Chief Executive Officer
                            Hudson City Bancorp, Inc.
                              West 80 Century Road
                            Paramus, New Jersey 07652
                                  201-967-1900

                                    COPY TO:

                             W. Edward Bright, Esq.
                           Thacher Proffitt & Wood LLP
                           Two World Financial Center
                               New York, NY 10281
                                  212-912-7400
    (Name and address, including Zip Code, telephone number and area code, of agent for service)

            --------------------------------------------------------
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                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
    Title of Securities to be     Amount to be Registered      Proposed Maximum         Proposed Maximum         Amount of
           Registered                       (1)               Offering Price Per       Aggregate Offering    Registration Fee
                                                                  Share (2)                Price (2)
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value           240,000                     -                    $8,012,700            $1,015.21
===============================================================================================================================

(1) Based on the number of shares of common stock of Hudson City Bancorp, Inc. (the "Registrant") reserved for issuance upon exercise of options granted and authorized for restricted stock awards under the Hudson City Bancorp, Inc. 2004 Employment Inducement Stock Plan (the "Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plans, may become issuable upon grant of awards through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 140,000 shares subject to outstanding options are deemed to be offered at $33.13 per share, the price at which such options may be exercised, and restricted shares are deemed to be offered at $33.745 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading as of April 15, 2004.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.       PLAN INFORMATION.

Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Note to Part I of Form S-8 (the "Prospectus").

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in this Part I will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Exchange Act. The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the documents incorporated herein by reference in Item 3 below (other than exhibits to such documents). Written requests should be directed to:

                           Human Resources Department
                            Hudson City Savings Bank
                              West 80 Century Road
                            Paramus, New Jersey 07652

Telephone requests may be directed to (201) 976-1900. These documents and the documents incorporated by reference in this registration statement pursuant to
Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which have been filed with the Commission by the Registrant, are incorporated by reference:

(a) Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 2003;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the Registrant's fiscal year ended December 31, 2003; and

(c) Description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A dated May 4, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement, which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case by the corporation upon a determination that indemnification is proper because the indemnitee has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, disinterested directors or committee of disinterested directors or by independent legal counsel in a written opinion.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

The Company has entered into Employment Agreements among the Company, Hudson City Savings Bank, and each of its executive officers pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.       EXHIBITS.

4.1 Restricted Stock Award Notice dated April 15, 2004 between Hudson City Bancorp, Inc. and Ronald J. Butkovich.
4.2 Restricted Stock Award Notice dated April 15, 2004 between Hudson City Bancorp, Inc. and J. Christopher Nettleton.
4.3 Stock Option Agreement dated April 15, 2004 between Hudson City Bancorp, Inc. and Ronald J. Butkovich.
4.4 Stock Option Agreement dated April 15, 2004 between Hudson City Bancorp, Inc. and J. Christopher Nettleton.
4.5 Certificate of Incorporation of Hudson City Bancorp, Inc., incorporated herein by reference to the Registrant's Registration Statement No. 333-74383 on Form S-1, filed with the Commission on March 15, 1999, as amended.
4.6 By-Laws of Hudson City Bancorp, Inc., incorporated herein by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on January 27, 2003.
5. Opinion of Thacher Proffitt & Wood LLP counsel for the Registrant, as to legality.
23.1 Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5 hereof).

23.2 Consent of KPMG LLP.

ITEM 9.       UNDERTAKINGS.

         (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes;

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Paramus, State of New Jersey, on April 15, 2004.

                                      Hudson City Bancorp, Inc.
                                      (Registrant)



                                      By: /s/ Ronald E. Hermance, JR.
                                         --------------------------------------
                                          Ronald E. Hermance, Jr.
                                          President & Chief Executive Officer
                                          (principal executive officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                       Title                                                        Date

  /s/ Leonard S. Gudelsi                   Director and Chairman of the Board                      April 15, 2004
----------------------------------------
Leonard S. Gudelski

  /s/ Ronald E. Hermance, JR.              Director, President and Chief Executive                 April 15, 2004
-------------------------------            Officer (principal executive officer)
Ronald E. Hermance, Jr.

  /s/ Denis J. Salamone                    Director, Senior Executive Vice President and           April 15, 2004
----------------------------------------   Chief Operating Officer (principal financial
Denis J. Salamone                          and accounting officer)

  /s/ Verne S. Atwater                     Director                                                April 15, 2004
----------------------------------------
Verne S. Atwater

  /s/ Michael W. Azzara                    Director                                                April 15, 2004
----------------------------------------
Michael W. Azzara

  /s/ William G. Bardel                    Director                                                April 15, 2004
----------------------------------------
William G. Bardel

  /s/ Scott A. Belair                      Director                                                April 15, 2004
-------------------------------
Scott A. Belair

                                      -6-

Name                                       Title                                                        Date

  /s/ John D. Birchby                      Director                                                April 15, 2004
-------------------------------
John D. Birchby

  /s/ Kenneth L. Birchby                   Director                                                April 15, 2004
----------------------------------------
Kenneth L. Birchby

  /s/ Victoria H. Bruni                    Director                                                April 15, 2004
----------------------------------------
Victoria H. Bruni

  /s/ William J. Cosgrove                  Director                                                April 15, 2004
----------------------------------------
William J. Cosgrove

  /s/ Andrew J. Egner, JR.                 Director                                                April 15, 2004
----------------------------------------
Andrew J. Egner, Jr.

  /s/ John W. Klie                         Director                                                April 15, 2004
----------------------------------------
John W. Klie

  /s/ Donald O. Quest                      Director                                                April 15, 2004
----------------------------------------
Donald O. Quest

  /s/ Joseph G. Sponholz                   Director                                                April 15, 2004
----------------------------------------
Joseph G. Sponholz

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                                                DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------
        4.1          Restricted Stock Award Notice dated April 15, 2004 between Hudson City Bancorp, Inc. and Ronald
                     J. Butkovich.
        4.2          Restricted  Stock Award Notice dated April 15, 2004 between Hudson City Bancorp, Inc. and J.
                     Christopher Nettleton.
        4.3          Stock  Option Agreement dated April 15, 2004 between Hudson City Bancorp, Inc. and Ronald J.
                     Butkovich.
        4.4          Stock Option Agreement dated April 15, 2004 between Hudson City Bancorp, Inc. and J. Christopher
                     Nettleton.
        4.5          Certificate of Incorporation of Hudson City Bancorp, Inc., incorporated herein by reference to the  Registrant's Registration Statement No. 333-74383 on Form S-1, filed with the Commission on
                     March 15, 1999, as amended.
        4.6          By-Laws of Hudson City Bancorp, Inc., incorporated  herein by reference to the Registrant's
                     Current Report on Form 8-K, filed with the Commission on January 27, 2003.
         5           Opinion of Thacher Proffitt & Wood, LLP, counsel for the Registrant, as to legality.
       23.1          Consent of Thacher Proffitt & Wood, LLP (included in Exhibit 5 hereof).
       23.2          Consent of KPMG, LLP.

                                      -8-